EXHIBIT 5.1

[WITHERSPOON, KELLEY, DAVENPORT & TOOLE, P.S. LETTERHEAD]

May 10, 2010

Northwest Bancorporation, Inc.

421 W. Riverside Avenue

Spokane, WA 99201

Ladies and Gentlemen:

We have acted as counsel for Northwest Bancorporation, Inc. (the “Company”) in connection with the anticipated issuance by the Company to its shareholders of record of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, no par value per share (the “Common Stock”), of the Company (the “Rights Offering”). Pursuant to the Rights Offering, shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”). The Company is filing a Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights and the Rights Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a preliminary prospectus (the “Preliminary Prospectus”), and will include a final prospectus (the “Final Prospectus”) to be furnished to the holders of record of the Company’s Common Stock in connection with the Rights Offering. The Rights and the Rights Shares are collectively referred to herein as the “Securities.” This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Preliminary Prospectus, the Company’s form of common stock certificate, the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws, excerpts of minutes of meetings or consent actions in lieu of meetings of the Board of Directors or committees of the Board of Directors of the Company, certain other corporate records, certificates and representations concerning factual matters that we have received from officers of the Company, and certificates and records of public officials.

We have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Northwest Bancorporation, Inc.

May 10, 2010

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Rights Shares will be when issued, properly signed by authorized officers of the Company or their agents.

We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are issued, offered or sold by the Company. We have also assumed, based on a certificate of the Washington Secretary of State, that the Company is validly existing as a corporation under the laws of the State of Washington. We have further assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder) and (2) the Final Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Washington as in effect on the date hereof.

In addition to the qualifications, exceptions and limitations set forth elsewhere in this opinion letter, our opinion expressed below is also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), good faith, fair dealing, reasonableness, conscionability, materiality and public policy (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), and are further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers.

Based on the foregoing, and subject to the qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

1. The Rights have been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms and conditions of the Rights Offering described in the Registration Statement, will be validly issued and will constitute the valid and legally binding obligations of the Company.

Northwest Bancorporation, Inc.

May 10, 2010

2. The Rights Shares have been duly authorized by all necessary corporate action of the Company, and when issued in accordance with the terms of the Rights Offering as described in the Registration Statement and following receipt of the consideration provided for therein, upon exercise of the Rights, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the reference to our name under the heading “Legal Matters” in the Prospectus constituting part of such Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. These opinions are furnished in connection with the Registration Statement and are not to be used or otherwise referred to for any other purpose without our consent. No opinion may be implied or inferred beyond the opinions expressly stated above. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Witherspoon, Kelley, Davenport & Toole, P.S.

Witherspoon, Kelley, Davenport & Toole, P.S.